Senesco Technologies Reports First Quarter of Fiscal Year 2014 Financial Results

BRIDGEWATER, N.J. (November 15, 2013) – Senesco Technologies, Inc. ("Senesco" or the "Company") (OTCQB: SNTID) today announced financial results for the three months ended September 30, 2013 (“First Quarter 2014”).

Fiscal First Quarter and Recent Highlights

•	The Company began dosing patients in the third cohort at a four-fold increase in the dose level from 0.05 mg/kg to 0.2 mg/kg in its Phase 1b/2a clinical trial for the treatment of multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. At this does level, the Company has seen efficacy in the preclinical cancer models in mice.

•	The Company began treating patients at the Company’s newly opened clinical-trial site at Seattle Cancer Care Alliance.

•	The Company completed an equity offering of $1,725,000 in gross proceeds in October 2013.

•	The Company completed a 1:100 reverse split in October 2013.

“We are pleased with the progress we have recently made in the SNS01-T study,” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco Technologies, Inc. “Enrollment in cohort 3, where the dose level is a four-fold increase in the dose level in cohort 2 from 0.05 mg/kg to 0.2 mg/kg, is proceeding at a better pace than the previous two cohorts. If we do not have any additional dropouts in this cohort, we should be in a position to announce the results from this cohort within the next month.”

First Quarter 2014 Financial Results

Revenue in the amount of $100,000 for the First Quarter 2014 consisted of a milestone payment in connection with an agricultural license agreement. There was no revenue during the First Quarter 2013.

Research and development expenses for the First Quarter 2014 were $727,119, compared with $513,433 for the First Quarter 2013, a 41.6% increase. The increase was primarily due to an increase in costs incurred in connection with the development of SNS01-T for multiple myeloma due to the timing of patient recruitment.

General and administrative expenses were $940,449 for the First Quarter 2014 compared with $732,720 for the First Quarter 2013, a 28.4% increase. The increase was primarily due to an increase in investor relations costs, which was partially offset by a decrease in stock-based compensation, professional fees and director fees.

The loss applicable to common shares for the First Quarter 2014 was $1,805,956 or $0.78 per share compared with a loss applicable to common shares for the First Quarter 2013 of $2,709,623 or $2.52 per share. This decrease in the loss applicable to common shares was primarily the result of a decrease in in a non-cash loss on settlement of warrant liabilities and dividends on preferred stock, which was partially offset by an increase in research and development costs and general and administrative expenses and write-off of abandoned patents.

As of September 30, 2013, the Company had cash and cash equivalents in the amount of $789,176, compared to cash and cash equivalents of $1,602,294, as of June 30, 2013. Subsequent to the First Quarter 2014, in October 2013 the Company received net proceeds of approximately $1,505,000 from the placement of common stock.

Senesco has initiated a Phase 1b/2a clinical study with SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma patients. Patients are currently being treated in the third cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing their current cash balance and investments, by achieving milestones set forth in current licensing agreements, through the execution of additional licensing agreements, and through the placement of equity and / or debt instruments. The Company believes that it has sufficient cash on hand to maintain operations through March 2014.

About Senesco Technologies, Inc.

Senesco Technologies is a clinical-stage biotech company specializing in cancer therapeutics. Its proprietary gene regulation technology has demonstrated the ability to eliminate cancerous cells and protect healthy cells from premature death. The Company is currently in a phase 1b/2a trial with a product that treats B-cell cancers, which include multiple myeloma, chronic lymphocytic leukemia, and non-Hodgkin’s B-cell lymphomas. The technology was developed over the last 15 years through the discovery that the genetic pathway for cell growth control is common to both plants and humans.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ and the Seattle Cancer Care Alliance in Seattle, WA. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Dave Gentry

RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 104

Email: info@redchip.com

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	June 30,
	2013	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$789,176	$1,602,294
Prepaid research supplies and expenses	1,566,515	1,919,220

Total Current Assets	2,355,691	3,521,514

Equipment, furniture and fixtures, net	4,032	4,555
Intangible assets, net	3,450,009	3,566,497
Security deposit	5,171	5,171

TOTAL ASSETS	$5,814,903	$7,097,737

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,003,824	$637,320
Accrued expenses	406,779	387,540
Line of credit	2,187,082	2,187,082

Total Current Liabilities	3,597,685	3,211,942

Other liabilities	99,728	99,728

TOTAL LIABILITIES	3,697,413	3,311,670

COMMITMENTS

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 800 shares outstanding, respectively
(liquidation preference of $609,000 and $820,000
at September 30, 2013 and June 30, 2013, respectively)	6	8
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 2,348,209 and 2,272,062, respectively	23,482	22,721
Capital in excess of par	78,325,793	78,189,173
Deficit accumulated during the development stage	(76,231,791)	(74,425,835)

Total Stockholders' Equity	2,117,490	3,786,067

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,814,903	$7,097,737

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

			Cumulative
	Three Months Ended September 30,		Amounts from
	2013	2012	Inception

Licensing Revenue	$100,000	$-	$1,890,000

Operating expenses:
General and administrative	940,449	732,720	35,054,750
Research and development	727,119	513,433	24,049,390
Write-off of patents abandoned	185,161	-	2,158,595

Total operating expenses	1,852,729	1,246,153	61,262,735

Loss from operations	(1,752,729)	(1,246,153)	(59,372,735)

Other non-operating income (expense)

Grant income	-	-	244,479

Change in fair value of warrant liability	-	(20,148)	8,701,721

Sale of state income tax loss – net	-	-	586,442

Other noncash (expense) income, net	-	-	205,390

Loss on settlement of warrant liabilities	-	(785,171)	(1,724,546)

Loss on extinguishment of debt	-	-	(361,877)

Amortization of debt discount and financing costs	-	-	(11,227,870)

Interest expense – convertible notes	-	-	(2,027,930)

Interest (expense) income - net	(31,604)	(33,982)	133,297

Net loss	(1,784,333)	(2,085,454)	(64,843,629)

Preferred dividends	(21,623)	(624,169)	(11,388,162)

Loss applicable to common shares	(1,805,956)	(2,709,623)	(76,231,791)

Other comprehensive loss	-	-	-

Comprehensive loss	$(1,805,956)	$(2,709,623)	$(76,231,791)

Basic and diluted net loss per common share	$(0.78)	$(2.52)

Basic and diluted weighted-average number
of common shares outstanding	2,307,926	1,074,493

See Notes to Condensed Consolidated Financial Statements